                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 20, 2005

                              Armor Holdings, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                     0-18863                        59-3392443
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(State or other jurisdiction    (Commission File Number)   (IRS Employer Identification No.)
     of incorporation)

13386 International Parkway, Jacksonville, Florida                       32218
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (904) 741-5400
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
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         On May 20, 2005, Armor Holdings, Inc. (the "Registrant" or "Armor
Holdings") entered into an employment agreement with Scott T. O'Brien. Except for Mr. O'Brien's employment agreement described herein, there is no material relationship between the Registrant or its affiliates and Mr. O'Brien. Set forth below is a summary of the material terms of Mr. O'Brien's employment agreement.

         As of May 20, 2005, we entered into an employment agreement with Scott
T. O'Brien which provides that he will serve as the President of our Products
Division for a three year term that will expire on May 20, 2008, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $350,000. The Compensation Committee and the Board of Directors shall review Mr. O'Brien's base salary annually and, based on a number of factors, including, without limitation, Armor Holdings'
performance and Mr. O'Brien's performance, may in their sole and absolute discretion, increase Mr. O'Brien's base salary.

         Upon the occurrence of a change in control (as defined in Mr. O'Brien's employment agreement), Mr. O'Brien shall have the right to terminate his employment agreement. Upon (i) the termination of the employment agreement by
Armor Holdings without cause, or (ii) if Armor Holdings does not offer to renew the employment agreement upon expiration thereof on substantially similar terms, and provided that Mr. O'Brien is no longer employed by Armor Holdings, then in either such case, Mr. O'Brien shall be entitled to receive a severance payment from Armor Holdings equal to one year's base salary, which shall be payable over a period of one year in accordance with the normal payroll practices of Armor
Holdings and shall be subject to withholding for applicable taxes and other amounts; provided, however, that if any of such payments would be payable 2 1/2 months after the beginning of the next calendar year after such termination or non-renewal, such payments shall not commence until six months have elapsed from the effective date of such termination without cause or non-renewal; and
provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof. For purposes of this Agreement, the payment referred to above shall be an "O'Brien Termination
Payment". Notwithstanding anything to the contrary set forth herein, in the event that Mr. O'Brien has breached his confidentiality and non-competition obligations contained in the employment agreement, then Mr. O'Brien shall immediately repay to Armor Holdings the full amount of the gross O'Brien
Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of his employment agreement, a non-renewal of the employment agreement shall not be deemed to have occurred if Armor
Holdings offers Mr. O'Brien to renew his employment agreement upon the same terms and conditions set forth therein and Mr. O'Brien rejects such offer.

         Pursuant to the terms of the employment agreement, Mr. O'Brien is entitled to receive (A) options to purchase up to an aggregate of 15,000 shares of our common stock, at an exercise price of $44.76 per share, all of which are fully vested and exercisable as of February 10, 2005

(the "O'Brien February Grant Date"); and the underlying shares of our common stock shall be subject to lock-up restrictions as follows: (1) 100% of the underlying shares for 24 months following the O'Brien February Grant Date, (2)
75% of the underlying shares for 36 months following the O'Brien February Grant
Date, (3) 50% of the underlying shares for 48 months following the O'Brien
February Grant Date, and (4) 25% of the underlying shares for 60 months following the O'Brien February Grant Date; in addition, upon Mr. O'Brien's voluntary termination of employment with Armor Holdings or his termination by
Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; (B) a stock bonus award of 25,000 shares of our common stock, all of which will vest upon the occurrence of a change in control, and the Company may, in its discretion, determine to cash settle this award by paying to Mr. O'Brien cash in an amount equal to the value of such shares on the closing date of the occurrence of such change in control; (C) options to purchase up to an aggregate of 75,000 shares of our common stock, at an exercise price of $37.90 per share, all of which are fully vested and exercisable as of March 25, 2005; and the underlying shares of our common stock shall be subject to lock-up restrictions, and shall be released from such lock-up restrictions as follows: (1) 6,250 shares released on January
1, 2008, (2) 12,500 shares released on January 1, 2009, (3) 18,750 shares released on January 1, 2010, (4) 18,750 shares released on January 1, 2011, (5)
12,500 shares released on January 1, 2012 and (6) 6,250 shares released on
January 1, 2013; in addition, upon Mr. O'Brien's voluntary termination of employment with Armor Holdings or his termination by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period; (D) as incentive compensation for each of calendar years 2005, 2006 and 2007 a stock bonus award of 2,500 shares of our common stock if Armor Holdings' common stock price performance for each of such years exceeds the performance of the Standard & Poor's 500 Index for the applicable year on a percentage basis; and if such shares are issued, they will be issued no later than 2 1/2 months after the end of the applicable calendar year and will be fully vested immediately upon issuance thereof; provided, however, Armor Holdings may, in its discretion, determine to cash settle this award by paying to Mr. O'Brien cash in an amount equal to the value of such shares on the date they would have been issuable; and (E) options to purchase up to an aggregate of 10,000 shares of our common stock, at an exercise price of
$37.90 per share, all of which are fully vested and exercisable as of March 25,
2005 (the "O'Brien March Grant Date"); and the underlying shares of our common stock shall be subject to lock-up restrictions, and shall be released from such lock-up restrictions as follows: (A) 100% of the underlying shares will be restricted from sale for 24 months following the O'Brien March Grant Date, (B)
75% of the underlying shares will be restricted from sale for 36 months following the O'Brien March Grant Date, (C) 50% of the underlying shares will be restricted from sale for 48 months following the O'Brien March Grant Date, and
(D) 25% of the underlying shares will be restricted from sale for 60 months following the O'Brien March Grant Date; in addition, upon Mr. O'Brien's voluntary termination of employment with Armor Holdings or his termination of employment by Armor Holdings for cause, any of the foregoing lock-up periods which have not yet expired shall be extended for an additional five year period.

         Mr. O'Brien's employment agreement also provides him with a non-accountable supplemental expense reimbursement allowance of $30,000 per year. Mr. O'Brien has also agreed to certain confidentiality and non-competition provisions. Mr. O'Brien's employment agreement also contains other provisions that are customary for an executive employment agreement.

         In addition, Mr. O'Brien's employment agreement provides that he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of until May 20, 2008 any of the shares of our common stock underlying the options to purchase 100,000 shares of our common stock (the
"O'Brien Newly Granted Stock Options") and the options to purchase 50,000 shares of our common stock (the "O'Brien Accelerated Stock Options"), and such restriction on dispositions shall apply upon a termination of the employment agreement for cause; provided, however, that the restriction with respect to such dispositions as set forth in this sentence shall not apply to Mr. O'Brien in the event of a change in control of Armor Holdings or in the event of a termination of the employment agreement for death, disability or without cause by Armor Holdings. With respect to any shares of common stock issuable to Mr.
O'Brien upon the exercise of previously granted options or any shares of common stock owned by Mr. O'Brien other than those shares underlying the O'Brien Newly
Granted Stock Options and the O'Brien Accelerated Stock Options, Mr. O'Brien
shall give the Chairman of the Board and President five business days advance written notice of any intent to sell such common stock. In addition, in the event of a termination of the employment agreement by Armor Holdings for cause, or a termination of the employment agreement by Mr. O'Brien other than due to a change in control, any existing lock-up restrictions still applicable on the date of termination to any shares of our common stock underlying the O'Brien
Newly Granted Stock Options and the shares of our common stock underlying the
O'Brien Accelerated Stock Options shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate.

         In addition, upon the occurrence of a change in control, all stock bonus awards of Armor Holdings granted to Mr. O'Brien shall vest and become immediately exercisable and saleable, and any lock-up restrictions applicable to any stock bonus awards or options awarded to Mr. O'Brien shall terminate, on the effective date of such change in control. In the event that the employment agreement is terminated by Armor Holdings with cause prior to the expiration of the term of the employment agreement, all unvested awards of restricted common stock granted to Mr. O'Brien shall terminate. In the event that the employment agreement is terminated by Armor Holdings without cause prior to the expiration of the term of the employment agreement, all unvested stock bonus awards granted to Mr. O'Brien in respect of a change in control shall terminate except for the stock bonus awards granted to Mr. O'Brien as bonus compensation (the "O'Brien
Bonus Stock"); provided, that (i) the vesting schedule for the O'Brien Bonus
Stock shall not be modified; and (ii) in the event Mr. O'Brien breaches any of such obligations, Armor Holdings shall be permitted to offset from any unvested
O'Brien Bonus Stock an amount equal to the damages incurred by Armor Holdings due to Mr. O'Brien's breach(es) of such obligations. In the event that the employment agreement is terminated by Mr. O'Brien, other than due to a change in control, all vested options for the purchase of our common stock and stock bonus awards of Armor Holdings granted to Mr. O'Brien shall remain subject to the lock-up

restrictions contained in the employment agreement or any other lock-up agreements, as applicable, and the unvested portion of such stock bonus awards shall terminate.

         During the term of his employment, Mr. O'Brien shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Armor Holdings' medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. Armor Holdings retains the right to terminate or alter any such plans or policies from time to time.
Mr. O'Brien shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Armor Holdings from time to time in effect for personnel with commensurate duties. Subject to the terms of his employment agreement, Mr. O'Brien will be entitled to receive at no cost to him, (i) one year of coverage for the medical benefits described above if Armor Holdings terminates the employment agreement due to the death or disability of Mr. O'Brien, or if Armor Holdings does not offer to renew Mr.
O'Brien's employment agreement upon expiration of thereof on substantially similar terms and provided that Mr. O'Brien is no longer employed by Armor
Holdings, and (ii) one year of coverage for the medical benefits described above if his employment agreement is terminated by Armor Holdings without cause or there occurs a change in control and he terminates the employment agreement;
provided, however, that in each such case, such coverage need not be provided by
Armor Holdings if Mr. O'Brien is eligible for commensurate coverage for the medical and other fringe benefits described above through another employer.

                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005

                                            ARMOR HOLDINGS, INC.

                                         By: /s/ Philip A. Baratelli
                                            ------------------------------------
                                            Name:  Philip A. Baratelli
                                            Title: Corporate Controller,
                                                   Treasurer and Secretary